UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2015

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02. Appointment of Principal Officers.

1.

On March 26, 2015, the Company announced the appointment John Docherty as President of Lexaria effective April 15, 2015. The Company executed twenty four month consulting contract with Docherty Management Limited, solely owned by Mr. John Docherty with a monthly compensation of CAD$12,500 and shall increase to a total of CAD$15,000 per month effective at that time when the Company has US$1,000,000 or more in cash in its bank accounts, and continue at CAD$15,000 per month from that moment until the termination or completion of the contract. The following are payments upon achieving certain milestones during the time of his Consultancy with the Company. These milestones are:

	a.	Upon signing: A grant of 500,000 stock options priced one-cent above market prices at the time of award.

	b.	90 Days after signing: A grant of 500,000 restricted common shares.

	c.	Twelve months after signing: A grant of 300,000 stock options priced one-cent above market prices at the time of award.

	d.	Eighteen (18) months after signing: A grant of 300,000 restricted common shares.

e.

During the first twelve (12) months after signing; for combined Lexaria Energy and ViPova products and including all combined sales efforts, achieving non-refundable sales of US$200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 100,000 Company shares; and, after the first twelve (12) months after signing and expiring twenty-four (24) months after signing; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable sales of US$200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 50,000 Company shares; this clause limited to one payment per customer during the 24-month period, but payable on each customer that meets these sales thresholds;

f.

During the first twelve (12) months after signing; for combined Lexaria Energy and ViPova products and including all combined sales efforts, achieving non-refundable sales of US$500,000 in any fiscal quarter would result in a restricted common share award of 200,000 Company shares; and, after the first twelve (12) months after signing and expiring twenty-four (24) months after signing; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable sales of US$500,000 in any fiscal quarter would result in a restricted common share award of 100,000 Company shares; this clause limited to one payment per fiscal quarter;

g.

During the time this Agreement remains in effect, for each new provisional patent application substantially devised by the Consultant and successfully created, written and filed with the US Patent Office for Company-owned intellectual property, a restricted common share award of 250,000 Company shares, this clause not limited to frequency of payment but each patent application to be approved by the Board of Directors of the Company, in advance;

The Company on June 11, 2014 had adopted the 2014 Stock Option Plan. Based on this original Stock Option Plan, on March 26, 2015, the Company has granted 500,000 stock options to Mr. John Docherty. The exercise price of the stock options is $0.10, vesting immediately, expiring on March 26, 2020.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the stock options and agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

Exhibit No.	Description

10.1	Form of Stock Option Agreement dated March 26, 2015
10.2	Consulting Agreement with Docherty Management Limited
99.1	Press Release dated March 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2015

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO